Exhibit 10.2

CONSENT AND TERMINATION AGREEMENT

THIS CONSENT AND TERMINATION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of September 12, 2019 by and among Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation (“Parent”), Fibrocell Science, Inc., a Delaware corporation (the “Company”), MSD Credit Opportunity Master Fund, L.P., a Cayman exempt limited partnership (the “Securityholder”), and Castle Creek Merger Corp., a Delaware corporation (“Merger Sub”).

WHEREAS, the Company has issued 8,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”), and related warrants (the “Company Warrants”) pursuant to that certain Securities Purchase Agreement dated as of March 7, 2017 (the “Securities Purchase Agreement”), by and among the Company and the Holders;

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Merger Sub, have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Securityholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of Company Warrants and shares of Preferred Stock set forth on Schedule I hereto (such Equity Interests, the “Subject Securities”); and

WHEREAS, as a condition to and as an inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Securityholder has agreed to enter into this Agreement, to cause the conversion of their shares of Preferred Stock as contemplated by the Merger Agreement and in accordance with the terms of the Certificate of Designation and to cancel their Company Warrants as contemplated by the Merger Agreement and in accordance with the terms of the applicable Company Warrants.

WHEREAS, Section 5.4 of the Securities Purchase Agreement provides that any provision of the Securities Purchase Agreement may be amended with the written consent of the Company and the Required Purchasers;

WHEREAS, the Company and the Securityholder (together with other holders of Preferred Stock and Company Warrants executing agreements substantially similar to this Agreement with respect to the Termination (as defined below) constituting all of the parties (including as successors by assignment) to the Transaction Documents (as defined in the Securities Purchase Agreement) desire to terminate the Securities Purchase Agreement in its entirety upon consummation of the Merger (the “Termination”); and

WHEREAS, in connection with and as consideration for the Termination, Merger Sub desires to issue a promissory note substantially in the form attached hereto as Exhibit A (the “Note”) to the Securityholder in the principal amount described below.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.                            Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Constructive Sale” shall mean, with respect to any Subject Security, a short sale with respect to such Subject Securities, entering into or acquiring an offsetting derivative contract with respect to such Subject Securities, entering into or acquiring a future or forward contract to deliver such Subject Securities, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Securities.

(b)                                 “Conversion Amount” shall mean, with respect to a share of Preferred Stock, an amount equal to: (i) the number of Company Shares such share of Preferred Stock is entitled to be converted into pursuant to the Certificate of Designation, based on the “Stated Value” of such share of Preferred Stock (each issued and outstanding share of Preferred Stock having a Stated Value as of the date hereof of $1,105 (as may be adjusted prior to the Effective Time in accordance with the Certificate of Designation, including by virtue of the dividend continuing to accrue until the Effective Time in accordance with the Certificate of Designation)) and assuming a “Conversion Price” (as defined in the Certificate of Designation) of $11.6355 (as may be adjusted prior to the Effective Time in accordance with the Certificate of Designation), multiplied by (ii) the Merger Consideration.

(c)                                  “Expiration Date” shall mean the earliest to occur of (i) such date and time after the Effective Time at which all of the Subject Securities shall have been converted or otherwise terminated or cancelled, and the Securityholder no longer has any right or claim of ownership over any Subject Security or other Equity Interests of the Company or the Surviving Corporation, (ii) such date and time as the Merger Agreement shall be properly terminated pursuant to Article VII of the Merger Agreement, (iii) any amendment to the terms of the Merger Agreement that (A) reduces the amount or value of, or changes the type of, consideration payable to the Securityholder in respect of any of their Subject Securities, (B) imposes any material restrictions on or additional conditions on the payment of the consideration payable to the Securityholder in respect of any of the Subject Securities, except, in the case of (B), as may be required by law, stock exchange rule or other regulation, or the interpretation thereof by any Governmental Entity with proper jurisdiction, or (C) extends the Outside Date beyond April 12, 2020 and (iv) the mutual written agreement of each of the parties hereto to terminate this Agreement.

(d)                                 “Transfer” shall mean, with respect to any Subject Security, the direct or indirect assignment, sale, transfer, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into securities or other consideration) of such Subject Securities (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Securities, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

SECTION 2.                            Consent for Amendment and Related Matters.

(a)                                 Termination of the Securities Purchase Agreement. Pursuant to Section 5.4 of the Securities Purchase Agreement, the Securityholder and the Company hereby agree that effective immediately prior to consummation of the Merger and without any further action on the part of the parties hereto, the Securities Purchase Agreement shall be deemed terminated and of no further force or effect.

(b)                                 Consent Fee. Subject to the terms and conditions of this Agreement, as consideration for the consent of the Securityholder to the Termination, Merger Sub hereby agrees to, immediately prior to consummation of the Merger, to issue and deliver to the Securityholder the Note in the principal amount equal to the aggregate amount of all of the Conversion Amounts which the Securityholder is entitled to receive in connection with the conversion of the shares of Preferred Stock held by the Securityholder and converted in accordance with  the terms of the Merger Agreement and this Agreement.

SECTION 3.                            Transfer of Subject Securities or Voting Rights.

(a)                                 Transfer of Subject Securities.  Except as otherwise permitted by this Agreement or the Merger Agreement, the Securityholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, the Securityholder shall not (i) cause or permit, or commit or agree to cause or permit, any Transfer of any of the Subject Securities or (ii) take any other action that would in any way delay, restrict, limit or interfere with the performance of the Securityholder’s obligations hereunder; provided, however, this Section (2)(a) shall not prohibit (A) a Transfer of any of the Subject Securities to any person, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent or (B) any direct or indirect Transfer of the Subject Shares

(or beneficial or economic interest in any Subject Shares) by Transfer of any equity interests of the Securityholder or any parent entity of the Securityholder, provided that the Securityholder remains directly or indirectly wholly-controlled by MSD Partners, L.P. or its affiliates; provided further, that no such Transfer shall relieve the Securityholder from its obligations under this Agreement, other than with respect to those Subject Securities transferred in accordance with the foregoing provision (it being understood, for the avoidance of doubt, that such transferring Securityholder shall continue to be bound by the covenants and obligations set forth in Section 9, Section 11 and Section 13 hereof).

(b)                                 Any Transfer or other action taken or effected in violation of this Section 3 shall, to the fullest extent permitted by Law, be void ab initio and of no force or effect, and the Company may decline to give effect to such transfer in its books and records and those of its agents.

SECTION 4.                            No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Security.  All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct the Securityholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein.

SECTION 5.                            Treatment of Securities.

(a)                                 Preferred Stock.

(i)                                     In the event that, immediately prior to the Effective Time, the Securityholder is the beneficial owner of shares of Preferred Stock, the Securityholder hereby irrevocably agrees that at and after the Effective Time, each such share of Preferred Stock shall, in accordance with the terms of the Certificate of Designation and the Merger Agreement, thereafter represent only the right to receive an amount in cash, without interest, equal to the Conversion Amount with respect to such share of Preferred Stock, subject to any withholding of Taxes required by applicable Law, upon delivery of a Notice of Conversion in accordance with Section 2.2 of the Merger Agreement and Section 6(a) of the Certificate of Designation.

(ii)                                  The Securityholder shall, within ten (10) calendar days from the date hereof, execute (or cause the holder of record to execute) and deliver to the Company a Notice of Conversion electing to convert each share of Preferred Stock beneficially owned by the Securityholder into the right to receive the Conversion Amount and all shares of Preferred Stock shall forthwith be cancelled, in each case in accordance with the Certificate of Designation and the Merger Agreement.

(iii)                               The parties hereto acknowledge and agree that the effectiveness of a Notice of Conversion may be conditioned upon the consummation of the Merger.

(b)                                 Warrants.

(i)                                     The Securityholder hereby agrees that each Company Warrant shall terminate at the Effective Time and be cancelled and shall be entitled to receive no consideration or securities of any kind. The Securityholder further agrees that any such Company Warrant shall thereafter cease to be binding upon the Company and the Surviving Corporation, and none of the Company, the Surviving Corporation or any of their affiliates shall have any further obligations with respect thereto.

SECTION 6.                            Additional Agreements.

(a)                                 No Appraisal or Other Claims.  The Securityholder (i) knowingly, voluntarily, intentionally, unconditionally and irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any of the Subject Securities or any other Equity Interests of the Company held by the Securityholder or rights to dissent from the Merger that the Securityholder may have (collectively, “Appraisal Rights”) or to receive notice of any right to seek Appraisal Rights in connection with the Merger; (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the Merger; and (iii) agrees not to commence, participate in or voluntarily aid in any way, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective representatives or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, (z) making any claim with respect to SEC disclosures in connection with the Merger Agreement or the transaction; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Securityholder for any breach of this Agreement or the Merger Agreement.

(b)                                 Communications.  Unless required by applicable Law or legal process, the Securityholder shall not, and shall cause its representatives not to, make any press release or other public announcement with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

SECTION 7.                            Representations, Warranties and Other Agreements of Securityholder.  The Securityholder hereby represents and warrants to Parent as of the date hereof and, as applicable, covenants, that:

(a)                                 (i) the Securityholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Securities set forth opposite its name on Schedule I, (ii) the Securityholder has sole voting power, and sole power of disposition, with respect to all of its Subject Securities, (iii) the Subject Securities are free and clear of all Liens, other than any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws, or that will otherwise be discharged at or prior to the Effective Time and will not impact the Securityholder’s obligations under this Agreement and (iv) the Securityholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Securities.

(b)                                 the Securityholder is an exempted limited partnership duly organized and validly existing in good standing under the laws of the Cayman Islands and has full power and authority to make, enter into and carry out the terms of this Agreement applicable to the Securityholder;

(c)                                  as of the date hereof, there is no Proceeding pending or, to the knowledge of the Securityholder, threatened against the Securityholder at law or in equity before or by any Governmental Entity that would reasonably be expected to impair or delay the ability of the Securityholder to perform its obligations hereunder or consummate the transactions contemplated hereby;

(d)                                 the execution and delivery of this Agreement by the Securityholder does not, and the performance of this Agreement by the Securityholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, any of the Securityholder’s certificate of incorporation, bylaws or equivalent governing documents or any contract to which the Securityholder is a party or which is binding on the Securityholder or the Subject Securities, and will not result in the creation of any Lien on any of the Subject Securities;

(e)                                  this Agreement has been duly executed by the Securityholder and constitutes the valid and legally binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(f)                                   the execution and delivery of this Agreement by the Securityholder does not, and the performance of this Agreement by the Securityholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by the Securityholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Securityholder of the Securityholder’s obligations under this Agreement in any material respect;

(g)                                  the Securityholder has not employed any investment banker, broker, financial advisor, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s, financial advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby;

(h)                                 the Securityholder agrees that, in the event of any stock split, stock dividend or distribution, or any change in the Subject Securities by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Subject Securities”  shall be deemed to refer to and include such Subject Securities as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Securities may be changed or exchanged or which are received in such transaction, and the Securityholder agrees, while this Agreement is in effect, to as promptly as practicable notify Parent of the number of any new Subject Securities, if any, acquired by the Securityholder or any of its controlled affiliates after the date hereof;

(i)                                     the Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Securityholder’s execution and delivery of this Agreement and the representations and warranties of the Securityholder contained herein; and

(j)                                    the Securityholder was validly assigned the rights and obligations of MSD Partners, L.P. under the Securities Purchase Agreement pursuant to Section 5.6 thereof.

SECTION 8.                            Representations, Warranties and Other Agreements of Merger Sub.  Merger Sub hereby represents and warrants to the Securityholder as of the date hereof that none of Parent, Merger Sub or any subsidiary of Parent beneficially owns any shares of common stock, par value $0.001 per share, of the Company as of the date hereof.  Merger Sub represents and warrants that the other holders of Subject Securities have executed an agreement with Merger Sub with respect to the Subject Securities with terms no more favorable to such holders than the terms set forth in this Agreement, and Merger Sub shall not amend such agreement in a manner more favorable in any material respect to such other holders without also offering to make a similar amendment to this Agreement.

SECTION 9.                            Consent.  The Securityholder consents to and authorizes the Company, Parent and their respective affiliates to (and Parent authorizes the Securityholder to) (a) publish and disclose in the Proxy Statement, any Schedule TO or related materials filed in connection with an offer, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any government or regulatory authority in connection with the Merger Agreement, the Securityholder’s identity and ownership of Subject Securities and the nature of the Securityholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

SECTION 10.                     Termination.  Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Securityholder hereunder automatically shall terminate and be of no further force or effect and the Securityholder shall not be entitled to the Note as of the Expiration Date; provided that (i) Section 13 and, if the Merger is consummated, Section 6, and Section 11 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any willful and material Breach of its obligations hereunder prior to such termination or relieve any party from completing any obligation hereunder that arose in connection with the consummation of the transactions contemplated here, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

SECTION 11.                     Release.  Effective as of the Closing, other than with respect to the Note, the Company’s obligations under this Agreement, the Merger Agreement and the Company Securityholder Voting and Support Agreement, dated as of the date hereof, by and between Parent and the Securyityholder (the “Voting Agreement”), and the Company’s obligations to pay the consideration for the Subject Securities (as defined herein and in the Voting Agreement) as contemplated by the Merger Agreement, the Securityholder hereby (i) fully and unconditionally releases, acquits and forever discharges the Parent and its Subsidiaries and Company and its Subsidiaries and each of their respective past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including its past, present and future officers and directors, solely in their capacities as such, and any past, present and future successors, predecessors, assigns, employees, agents, partners, members, subsidiaries, equityholders, parent companies, controlling Persons, other affiliates (corporate or otherwise) and legal representatives, including past, present and future officers and directors of any of the foregoing, solely in their capacities as such (together, the “Released Parties”), from any and all manner of actions, causes of actions, claims, debts, obligations, demands, liabilities, damages, costs, losses, expenses (including attorneys’ and other professional fees and expenses), compensation or other relief, whether known or unknown, matured or unmatured, contingent or otherwise, whether in law or equity, arising out of, relating to, accruing from or in connection with, (a) the Securityholder’s ownership and acquisition of Subject Securities and/or other Equity Interests (including for the avoidance of doubt, any warrants to purchase common stock and convertible promissory notes) in the Company or any of its Subsidiaries (including for the avoidance of doubt, all claims against the Company and its current and former directors and officers arising out of the Securityholder’s acquisition and ownership of the Subject Securities), (b) the Merger, any provision of the Merger Agreement or the transactions contemplated thereby (other than with respect to such Released Party’s respective rights under the Merger Agreement), (c) any appraisal rights or rights to dissent from the Merger, or (d) any claims alleging a breach of duty on the part of the Company or any officer, director or equityholder of the Company prior to the Closing Date (any and all claims of whatever kind or character, known or unknown described in clauses (a) through (d), collectively, “Released Claims”), and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Released Claims and (ii) agrees to remit any damages or other payments received in relation to any claims, settlements or adjudications related to any Released Claims arising out of, relating to, accruing from or in connection with the Exchange Act or the Securities Act of 1933.  For the avoidance of doubt, nothing in this paragraph shall affect any right to indemnification or advancement of expenses in favor of, or limitation of liability of, a current or former director of the Company or any of its Subsidiaries.  It is the intention of the parties that this Agreement shall, at the Effective Time, be effective as a full and final accord and satisfaction, and release of the Released Claims.  For the avoidance of doubt, in the event any Subject Securities or other Equity Interests of the Company held by Securityholder have not been converted, repurchased, tendered, redeemed or cancelled in accordance with this Agreement, the Merger Agreement or any tender offer commenced by Parent or the Company, the Released Claims shall not include any claims by any Securityholder for the right to receive the amounts contemplated hereby, in the Merger Agreement or any tender offer commenced by Parent or the Company in exchange for such Subject Securities or other Equity Interests.

SECTION 12.                     Further Assurances.  Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

SECTION 13.                     Miscellaneous.

(a)                                 Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)                                 Waiver.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(c)                                  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(d)                                 Assignment; Benefit.  Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, except that Parent may assign its rights, interest, or obligations hereunder to any of its affiliates so long as Parent continues to remain primarily liable for all such rights, interest, and obligations.  Any attempted assignment without such prior written approval shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any Person or otherwise create any third party beneficiary hereto.

(e)                                  Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f)                                   Specific Performance; Injunctive Relief.  The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Securityholder in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.  The Securityholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

(g)                                  Governing Law.  This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h)                                 Jurisdiction and Venue.  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.  Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16(l).  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(i)                                     Waiver of Trial by Jury.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(i).

(j)                                    No Agreement Until Transaction Documents Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

(k)                                 Limitation on Recourse.  Section 7.5 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

(l)                                     Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent, to:

c/o Castle Creek Pharmaceuticals, LLC

6 Century Drive, 2nd Floor

Parsippany, New Jersey 07054

Attn: Greg Wujek

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Chicago, IL 60611

Tel:  (312) 876-7700

Fax:  312-993-9767

Attention:  Mark Gerstein

Zachary Judd

Email:  Mark.Gerstein@lw.com

Zachary.Judd@lw.com

If to the Securityholder: to the Securityholder’s address for notice set forth on Schedule I attached hereto:

(m)                             Counterparts.  This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(n)                                 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.  Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted assigns and successors.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.
By:	/s/ Greg Wujek
Name:	Greg Wujek
Title:	Chief Executive Officer

[Signature Page to Consent and Termination Agreement]

COMPANY:

FIBROCELL SCIENCE, INC.

By:	/s/ John M. Maslowski
Name: John M. Maslowski
Title: President and Chief Executive Officer

[Signature Page to Consent and Termination Agreement]

MERGER SUB:

CASTLE CREEK MERGER CORP.

By:	/s/ Babar Ghias
Name: Babar Ghias
Title: President and Treasurer

[Signature Page to Consent and Termination Agreement]

SECURITYHOLDER:

MSD CREDIT OPPORTUNITY MASTER FUND, L.P.

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director
Date:

[Signature Page to Consent and Termination Agreement]

Schedule I

Name	Shares of Preferred Stock	Company Warrants	Address
MSD Credit Opportunity Master Fund, L.P	4,984	428,292	645 Fifth Ave., 21st Floor New York, NY 10022
TOTAL